Northern Funds

FORM N-SAR

Report for the Year Ended 3/31/99


Sub-Item 77J: Revaluation of assets or restatement of capital share account.

According to the provisions of Statement of Position 93 - 2 (SOP 93 - 2) "Determination, Disclosure and Financial Statement Presentation of Income, Capital Gain and Return of Capital Distributions by Investment Companies," the Funds are required to report the accumulated net investment income (loss) and accumulated net capital gain (loss) accounts to approximate amounts available for future distributions on a tax basis (or to offset future realized capital gains). Accordingly, at March 31, 1999, reclassifications were recorded as follows:

	        		Undistributed
Amounts in thousands		  Net	        Undistributed     Paid
			         Investment	 Net Capital	   In
			         Income		    Gains	Capital


Money Market Fund		$23		$  - 		$(23)
U.S. Government Money
   Market Fund			  6		   -		  (6)
U.S. Government Select
   Money Market Fund	          7		   -		  (7)
Municipal Money Market
   Fund				 27		   -		 (27)
California Municipal Money
   Market Fund			  7		   -		  (7)
U.S. Government Fund	        285		(272)		 (13)
Intermediate Tax-Exempt
   Fund				 19		   - 		 (19)
Florida Intermediate Tax-
   Exempt Fund		         -		   -		   -
Fixed Income Fund	        (70)		  78		  (8)
Tax-Exempt Fund		         11		  (1)		 (10)
California Tax-Exempt Fund	 -		   -		   -
International Fixed Income
   Fund			       (164)		 168		  (4)
High Yield Municipal Fund	 -		   -		   -
High Yield Fixed Income
   Fund				 -		   -		   -
Income Equity Fund		  5		   -	          (5)
Stock Index Fund		 -		   -		   -
Growth Equity Fund		111   	 	(103)	          (8)
Select Equity Fund		218  		   -		(218)
Mid Cap Growth Fund	        157		   -	 	(157)
Small Cap Fund		        (22)		  24		  (2)
International Growth
   Equity fund			936		(930)		  (6)
International Select
   Equity Fund		        948	        (942)		  (6)
Technology Fund 	      1,535	      (1,535)		   -


These reclassifications have no impact on the net asset values of the Funds and are designed to present the Funds' capital accounts on a tax basis.